Exhibit (c)(ii)

STRICTLY PRIVATE AND CONFIDENTIAL

PROJECT ATHENA

Presentation to the Board of Directors

May 17, 2015

PROJECT ATHENA

This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan.

J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.

IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties.

J.P. Morgan is the marketing name for the Corporate and Investment Banking activities of JPMorgan Chase Bank, N.A., JPMS (member, NYSE), J.P. Morgan PLC authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority) and their investment banking affiliates.

PROJECT ATHENA

PROJECT ATHENA

Agenda

Page

Transaction overview	1

Valuation analysis	6

PROJECT ATHENA	1

TRANSACTION OVERVIEW

Situation overview

•	J.P. Morgan has been engaged by GrafTech International (the “Company”) to act as exclusive financial advisor on its potential sale to Brookfield Asset Management (“Brookfield”) for a cash consideration at a firm value of ~$1.2bn

•	GrafTech is a publicly traded (NYSE: GTI), leading supplier of graphite solutions for a variety of end markets

•	Brookfield is a Canadian asset management company that manages ~$200bn AUM across real estate, infrastructure, renewable power and private equity

•	On March 19, 2015, the Company informed J.P. Morgan that it had received an approach from Brookfield

•	The proposal, dated March 18, 2015, outlined that Brookfield was prepared to acquire all of the Company’s outstanding common stock at a price of $5.00 - $5.25 per share

•	It also stated that Brookfield would offer the existing Company shareholders the opportunity to continue to hold their shares

•	The Company allowed Brookfield to enter into a period of due diligence with the intention of receiving a revised offer

•	On April 14th, Brookfield proposed the purchase of $150mm of 7.0% convertible preferred shares and a tender offer for up to 100% of the Company’s common stock at a price of $5.00 per share, subject to a minimum of 35% of the Company’s common stock on a fully diluted basis (including the preferred shares)

•	The Company, its representatives and Brookfield negotiated the terms of the transaction over the following 2 weeks

•	On April 29, 2015, after market close, the Company publicly announced that it had agreed to a letter of intent (“LOI”) with Brookfield for both the $150mm convertible preferred investment and tender offer at $5.05 per share, a premium of 16.6% based on the Company’s closing stock price as of April 29, 2015 and subject to a minimum of 30% of the Company’s common stock on a fully diluted basis (including the preferred shares)

•	The signing of a definitive agreement for the convertible preferred investment was announced to the market on May 4th and is expected to close after receipt of regulatory approval, including CFIUS

•	At the same time of the announcement of the LOI, the Company announced its 1Q 2015 results, lowered its 1H 2015 EBITDA guidance and announced the resignation of the Company CFO

PROJECT ATHENA	2

TRANSACTION OVERVIEW

Company announcements on April 29, 2015

Q1 earnings	• Net sales of $207mm, decrease of 26% from Q1 2014 • Adjusted EBITDA of $17mm, compared to $33mm in Q1 2014 • Adjusted net loss of ($0.10)/sh, compared to $0.01/sh same in Q1 2014	Equity analyst estimates vs. actual ($mm, except EPS)

Guidance	• 1H 2015 EBITDA target of $30mm – $40mm • Previous guidance: $45mm – $55mm • 1H 2015 operating cash flow target of c.$30mm –$40mm • Previous guidance: $40mm –$50mm	Equity analyst EBITDA estimates ($mm)

CFO Resignation	• Announced Erick R. Asmussen’s decision to accept a Chief Financial Officer role at another company • Appointment of Quinn Coburn as interim Chief Financial Officer

Brookfield LOI

•  Announced Letters of Intent with Brookfield Asset Management for Preferred Equity investment and tender offer

•  Postponed the Company’s 2015 Annual Meeting to a later date in order to give stockholders adequate opportunity to consider their options presented by the tender offer

Source: Company press release, FactSet

PROJECT ATHENA	3

TRANSACTION OVERVIEW

Transaction snapshot

Key transaction metrics

	Pre-LOI and earnings ann[1,6]				Brookfield offer	Current
$mm, except per share amounts			$4.33		$5.05	$4.95
Implied premium to current	$4.95		(12.5)%		2.0%	0.0%
Implied premium to LOI date (as of 04/29/15)	$4.33	[1]	0.0%		16.6%	14.3%
Implied premium to 30-day average (as of 04/29/15)[1]	$4.09		5.9%		23.5%	21.0%
Implied premium to 60-day average (as of 04/29/15)[1]	$4.03		7.5%		25.4%	22.9%
Implied premium to 52-week high	$10.77		(59.8)%		(53.1)%	(54.0)%
Implied premium to 52-week low	$3.58		20.9%		41.1%	38.3%
Fully diluted shares outstanding (mm)			138.6		168.9 [2]	138.9
Equity value			$600		$853	$688
Plus: debt			530		536 [3]	678 [2]
Less: cash			18		161 [2]	161 [2]
Less: Expected cash proceeds from discontinued division[4]			49		49	49
Firm value			$1,064		$1,180	$1,156

Multiples – Management	Metric			Metric
Q1 2015A LTM EBITDA	$106		10.0x	$106	11.1x	10.9x
FV/2015E EBITDA	83		12.8x	$83	14.2x	13.9x
FV/2016E EBITDA	96		11.0x	$96	12.2x	12.0x

Multiples – Street[5]
FV/2015E EBITDA	$121		9.2x	$72	17.1x	16.8x
FV/2016E EBITDA	161		6.9x	110	11.2x	11.0x

Source: Management, company filings, FactSet as of 05/15/15

[1]	LOI announced after market on 04/29/15
[2]	Pro forma for the $150mm convertible preferred with a conversion price of $5.00 (assume full conversion if stock price in excess of $5.00)
[3]	Includes $9mm of make whole on senior subordinated notes
[4]	AGM division expected to be discontinued; Value represents management’s estimation of impairment value
[5]	$49mm expected cash proceeds from discontinued division excluded from the calculation of firm value for the purposes of the street multiples
[6]	Shares outstanding, debt, and cash figures based on FY2014A and street estimates based on pre-LOI and earnings announcement

PROJECT ATHENA	4

TRANSACTION OVERVIEW

Overview of Brookfield Asset Management

Business overview

•	Global company with ~$200bn AUM across real estate, infrastructure, renewable power and private equity

•	Over $50bn invested over 20 years

•	Publicly listed with over $50bn of permanent capital

•	100 locations with ~700 investment professionals and ~28,000 operating employees

•	Private equity arm has more than 100 investments and $10bn plus of capital deployed

•	Specializes in recapitalization and asset investments

•	Invests in real estate, financial, manufacturing, forest products, energy and power generation sectors

•	Direct experience in steel and other industrial sectors

•	Long track record of sponsoring management teams in the execution of turnaround plans

•	Headquartered in Toronto, Canada

Investment strategy

•	Invest in high quality businesses in niche markets with leading industry positions

•	Private Equity & Finance Group targets investments of $100mm to >$1bn

•	Common investment characteristics include business having:

•	Low cost producers

•	Benefitting from high barriers to entry

•	Tangible underlying assets

•	Out of favor sectors

•	Post-acquisition, Brookfield deploys an active management approach focused on strategic, operational and/or financial improvements

•	Brookfield generated a ~20% compound return for shareholders over the last 20 years

Precedent investments in steel and industrial sector

Invested in 2007, Manufacturer of kraft paper and containerboard EBITDA improved from $41mm to a run-rate of ~$200mm

Invested in 2004, Manufacturer of flat rolled steel Simplified excessively complex steel flow; improved product mix; increased production to record levels

Invested in 2006, Manufacturer of oriented strand board Focused on operating fewer mills at higher capacity utilization; improved product mix

Invested in 2011, Natural gas producer in W. Canada Completed 5 follow-on acquisitions over 4 years, increasing production base by 15x, generating significant cost savings & synergies

Invested in 2004, Manufacturer of non-woven airlaid materials Rationalized unprofitable products and focused on high margin specialty products and customer relationships

Fund overview

Real Estate	Renew. Power	Infrastructure	Private Equity

$126bn AUM >350mm sq. ft. of office, retail industrial and opportunistic investments	$22bn AUM ~200 hydro facilities 28 wind farms ~6,700 MW	$32bn AUM Ports, rails, toll roads, natural gas pipelines, etc.	$21bn AUM Investments across real asset industry verticals

Source: Company website, Capital IQ, Public filings, Brookfield presentation dated 03/19/15

PROJECT ATHENA	5

PROJECT ATHENA

Agenda

Page

Transaction overview	1

Valuation analysis	6

PROJECT ATHENA	6

VALUATION ANALYSIS

GrafTech summary financials

Management forecast ($mm)1

		GrafTech forecasts and management guidance
		2014A	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
1	Revenue	$1,085	$779	$806	$908	$1,032	$1,219	1,306	$1,348	$1,397	$1,458	$1,394
	% growth	(7.0%)	(28.3%)	3.5%	12.6%	13.8%	18.0%	7.1%	3.2%	3.6%	4.4%	(4.4%)
2	EBITDA[2]	121	83	96	166	208	289	304	315	328	354	314
	% margin	11.2%	10.7%	12.0%	18.3%	20.1%	23.7%	23.3%	23.4%	23.5%	24.3%	22.5%
3	D&A	91	74	69	68	68	69	77	77	80	82	77
	% capex	100.7%	145.2%	121.8%	114.6%	80.5%	82.7%	113.0%	65.4%	79.0%	110.9%	90.0%
4	Capex	90	51	56	59	85	84	69	118	101	74	86
	% sales	8.3%	6.6%	7.0%	6.5%	8.2%	6.9%	5.2%	8.8%	7.3%	5.0%	6.1%

1	Revenue as per business plan
•	After 2019: business plans for Needle Coke, Graphite Electrodes, and Eliminations; Refactory grows at 0.5% revenue growth per annum, and ES division trends downward to 2.0% perpetuity growth
•	EBITDA margins as per business plan
2	After 2019: business plans for Needle Coke, 24.6% EBITDA margin in 2024E; business plan for Graphite Electrodes, 20.8% EBITDA margin in 2024E; Refactory Systems revenue grows at 0.5% each year, COGS grow at 3.0% each year and SG&A grows at 5.0% each year; COGS, SG&A and R&D as % sales kept constant at 2019 levels for remaining businesses
3	D&A as per business plan
•	D&A trends to 90% of capital expenditures by 2024E on a WholeCo basis
4	Capital expenditures as per business plan and guidance for any extrapolations
•	After 2019: Needle Coke and Graphite Electrodes as per business plans (2024 Needle Coke capex includes an incremental $10mm capex for drum replacements); All other businesses capex as % of sales kept constant at 2019E levels, with exception of Advanced Materials (part of Engineered Solutions) where capex trends to 7.9% of sales.

Source: Management, Company filings

Note: Consolidated financials adjusted for corporate level items and intercompany eliminations

[1]	Excludes financial contribution of Advanced Graphite Materials division from 2015E onwards
[2]	Includes corporate allocation

PROJECT ATHENA	7

VALUATION ANALYSIS

GrafTech segment level financials

Graphite Electrodes ($mm)
	GrafTech forecasts										Mgmt guidance
	2014A	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	747	581	569	644	712	805	876	891	906	933	869
% growth		(22.2)%	(2.2)%	13.2%	10.6%	13.1%	8.8%	1.7%	1.8%	2.9%	(6.9)%
EBITDA[1]	66	36	49	110	143	201	226	232	239	256	181
% margin	8.8%	6.1%	8.6%	17.2%	20.1%	25.0%	25.9%	26.1%	26.4%	27.4%	20.8%
Capex	30	27	30	30	50	50	36	37	37	38	40
% sales	4.0%	4.6%	5.3%	4.7%	7.0%	6.2%	4.1%	4.1%	4.1%	4.1%	4.6%

Needle Coke ($mm)
	GrafTech forecasts										Mgmt guidance
	2014A	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	222	149	164	161	165	177	164	169	187	214	257
% growth		(32.8)%	9.6%	(1.4)%	2.4%	7.1%	(7.0)%	2.9%	10.5%	14.2%	20.3%
EBITDA[1]	26	26	21	22	24	28	13	15	20	28	63
% margin	11.5%	17.7%	13.0%	13.9%	14.5%	15.6%	7.6%	8.8%	10.5%	13.2%	24.6%
Capex	23	14	15	18	12	13	10	58	40	11	21
% sales	10.5%	9.1%	9.3%	11.2%	7.3%	7.2%	6.2%	34.2%	21.2%	5.1%	8.2%

Refactory Systems ($mm)
	GrafTech forecasts						Management guidance
	2014A	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	30	27	37	40	43	44	45	45	45	45	45
% growth		(9.3)%	35.9%	9.3%	7.5%	3.3%	0.5%	0.5%	0.5%	0.5%	0.5%
EBITDA[1]	4	4	6	8	9	10	9	8	6	5	4
% margin	13.0%	13.2%	17.8%	19.2%	20.7%	22.2%	19.6%	17.0%	14.3%	11.6%	8.7%
Capex	1	1	2	2	5	2	2	2	2	2	2
% sales	2.3%	4.3%	5.8%	6.0%	12.1%	4.7%	4.7%	4.7%	4.7%	4.7%	4.7%

Engineered Solutions ($mm)[2]
	GrafTech forecasts						Management guidance
	2014A	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	245	136	158	179	231	319	351	377	396	408	416
% growth		(44.5)%	16.4%	13.2%	28.7%	38.3%	10.0%	7.5%	5.0%	3.0%	2.0%
EBITDA[1]	26	18	20	26	32	51	56	60	63	65	66
% margin	10.8%	13.1%	12.6%	14.4%	14.0%	16.0%	16.0%	16.0%	16.0%	16.0%	16.0%
Capex	25	4	7	7	15	17	19	20	20	20	20
% sales	10.0%	2.9%	4.7%	4.0%	6.7%	5.5%	5.3%	5.2%	5.1%	5.0%	4.9%

Source: Management, company filings; Post 2024, management assumptions include terminal revenue growth rate of 2.0% and EBITDA margins of GE – 20.8%, NC – 24.6%, RS – 8.7%, ES – 16.0%

[1]	Includes corporate allocation; [2] Excludes financial contribution of Advanced Graphite Materials division from 2015E onwards

PROJECT ATHENA	8

VALUATION ANALYSIS

Overview of AGM impairment value

AGM impairment breakdown ($mm)
		Liquidation value
$mm	2014A	% recoverable	$mm recoverable
Accounts receivable	15	100%	15
Inventory	58	80%	46
Net PP&E	16	100%	16
Net intangible assets	1	0%	—
Deferred tax assets	2	0%	—
Other	4	100%	4
Total assets	96	85%	82
Accounts payable	(7)	100%	(7)
Pension liabilities	(7)	100%	(7)
Deferred tax liabilities	(2)	0%	—
Other	(5)	100%	(5)
Total liabilities	(20)	91%	(18)
Severance and decommissioning costs			(15)
AGM liquidation value			49

Source: Management

Note: Excludes any tax impact

PROJECT ATHENA	9

VALUATION ANALYSIS

Preliminary valuation summary

    Using management provided financials

$ per share (rounded to closest $0.05)

Source: Management, company filings, equity research, FactSet

Note: Market data as of 05/15/15; equity analysts’ trading range included for reference purposes only

[1]	Net debt of $517mm as of 03/31/15; $150mm of convertible preferred with a conversion price of $5.00 (assume full conversion if stock price in excess of $5.00)
[2]	Assumes valuation date of 03/31/15; 1.50% - 2.50% LTG; 10.5% - 12.5% WACC
[3]	Excludes financial contribution of Advanced Graphite Materials division
[4]	Assumes Advanced Graphite Materials division has impairment value of $49mm
[5]	Net debt of $525mm including $9mm of make whole on senior subordinated notes; $150mm of convertible preferred with a conversion price of $5.00 (assume full conversion if stock price in excess of $5.00)

PROJECT ATHENA	10

VALUATION ANALYSIS

Trading multiples

Trading metrics ($mm, except per share data)

CYE — 12/31	For reference only					Firm value						For reference only
	Share price 5/15/15		% of 52-week high	Equity value				Firm value /				Price per share/		Debt/ LTM EBITDA
								2015E EBITDA		2016E EBITDA		2015E EPS	2016E EPS

IBIDEN	$19.32		98%	$2,668		$2,457		4.0x		4.1x		18.7x	17.3x	1.3x
Showa Denko	1.35		88%	2,027		4,840		7.1x		6.4x		15.4x	10.7x	5.9x
SGL Carbon	17.39		61%	1,590		2,015		14.8x		11.2x		N/A	51.0x	7.9x
Tokai Carbon	2.91		91%	654		870		8.1x		7.0x		26.0x	19.5x	3.0x
Mersen	28.39		95%	590		849		6.8x		6.2x		13.0x	10.8x	2.8x
Toyo Tanso	17.92		82%	371		330		6.8x		5.4x		21.7x	16.5x	1.1x
Nippon Carbon	3.16		84%	374		433		10.8x		10.1x		26.0x	22.1x	2.5x
Graphite India	1.31		66%	255		270		7.2x		6.2x		15.0x	9.2x	1.9x
HEG Limited	3.28		59%	131		291		6.8x		6.1x		10.2x	6.4x	4.0x
SEC Carbon	3.08		98%	128		126		N/A		N/A		N/A	N/A	0.7x
Mean			82%					8.0x		7.0x		18.3x	18.2x	3.1x
Median			86%					7.1x		6.2x		17.1x	16.5x	2.6x
GrafTech (Street)	$4.33	[2]	37%	$600	[3]	$1,112	[3]	9.2x	[4]	6.9x	[4]	N/M	32.1x	5.0x
GrafTech (Mgmt)[1]	$4.33	[2]	37%	$600	[3]	$1,064	[3]	12.8x		11.0x		N/A	N/A	5.0x

Source: Company filings, equity research, FactSet

Note: Market data as of 05/15/15

[1]	Assumes Advanced Graphite Materials division has impairment value of $49mm; $150mm of convertible preferred with a conversion price of $5.00 (assume full conversion if stock price in excess of $5.00)
[2]	Pre-LOI announcement closing price as of 04/29/2015
[3]	Based on FY2014 shares outstanding, debt and cash
[4]	Pre-LOI announcement estimates

PROJECT ATHENA	11

VALUATION ANALYSIS

Transaction multiples

    Change of control (majority) transactions within the last 10 years

Transaction multiples ($mm)

Date Announced	Acquiror	Target	Transaction value	FV/LTM EBITDA
04/08/08	Murray International Holdings	Hillfoot Steel Group	59	6.1x
12/21/07	Morgan Crucible	Certech / Carpenter Advanced Ceramics	145	7.8x
03/06/07	Oxbow Carbon & Minerals LLC	Great Lakes Carbon Income Fund	671	8.0x
10/19/06	Alcan	Carbone Savoie (GrafTech) (70% stake)	135	15.1x
05/16/06	Showa Denko	Showa Highpolymer (62.4% stake)	131	10.8x
Mean				9.5x
Median				8.0x

Source: Company filings, press releases

PROJECT ATHENA	12

VALUATION ANALYSIS

Illustrative GrafTech DCF valuation – management projections

Free cash flows ($mm)

	Historicals	Management forecasts and guidance
FYE 12/31	2014A	2015E	2016E	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	Terminal
Total revenue	$1,085	$779	$806	$908	$1,032	$1,219	$1,306	$1,348	$1,397	$1,458	$1,394	$1,422
% growth	NA	(28.3%)	3.5%	12.6%	13.8%	18.0%	7.1%	3.2%	3.6%	4.4%	(4.4%)	2.0%
EBITDA	$121	$83	$96	$166	$208	$289	$304	$315	$328	$354	$314	320
% margin	11.2%	10.7%	12.0%	18.3%	20.1%	23.7%	23.3%	23.4%	23.5%	24.3%	22.5%	22.5%
EBIT	$31	$9	$28	$99	$140	$220	$226	$238	$248	$273	$237	$242
% margin	2.8%	1.2%	3.4%	10.9%	13.5%	18.0%	17.3%	17.6%	17.8%	18.7%	17.0%	17.0%
Less: Taxes	0	(2)	(7)	(30)	(42)	(66)	(68)	(71)	(74)	(82)	(71)	(73)
% tax rate	0.0%	20.0%	25.0%	30.0%	30.0%	30.0%	30.0%	30.0%	30.0%	30.0%	30.0%	30.0%

EBIAT	$31	$7	$21	$69	$98	$154	$158	$166	$174	$191	$166	$169
Plus: D&A	91	74	69	68	68	69	77	77	80	82	77	79
Less: Capex	(90)	(51)	(56)	(59)	(85)	(84)	(69)	(118)	(101)	(74)	(86)	(87)
Plus: (Inc) / dec in NWC	NA	50	38	(16)	(28)	(42)	(35)	(10)	(11)	(13)	9	(4)
Less: Proxy contest costs (post-tax)		(3)
Unlevered FCF	NA	$77	$71	$62	$53	$98	$132	$115	$141	$186	$166	157
Unlevered FCF for discounting	NA	$58	$71	$62	$53	$98	$132	$115	$141	$186	$166	$157

Firm value ($mm)

		Perpetuity growth rate
		1.50%	2.00%	2.50%
	10.5%	$1,318	$1,358	$1,403
Discount rate	11.5%	1,172	1,201	1,234
	12.5%	1,052	1,074	1,099

Implied share price ($)

		Perpetuity growth rate
		1.50%	2.00%	2.50%
	10.5%	$5.92	$6.16	$6.42
Discount rate	11.5%	$5.05	$5.23	$5.42
	12.5%	$4.20	$4.36	$4.54

Equity value ($mm)

		Perpetuity growth rate
		1.50%	2.00%	2.50%
	10.5%	$1,000	$1,040	$1,085
Discount rate	11.5%	853	883	916
	12.5%	584	606	631

Terminal value / Fwd EBITDA (2025E)

		Perpetuity growth rate
		1.50%	2.00%	2.50%
	10.5%	5.7x	6.0x	6.4x
Discount rate	11.5%	5.2x	5.4x	5.7x
	12.5%	4.7x	4.9x	5.2x

Source: Management; Note: Excludes financial contribution of Advanced Graphite Materials division; net debt of $517mm as of 03/31/15; $150mm of convertible preferred with a strike price of $5.00 (assume full conversion if stock price in excess of $5.00) plus impairment value of Advanced Graphite Materials division of $49mm; Illustrative valuation as of 03/31/2015

PROJECT ATHENA	13